UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2006

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of principal executive offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 7, 2006, the Compensation Committee of the Board of Directors of Staples, Inc. (the “Company”) approved the performance criteria and the relative weighting of each criterion that will be used to determine executive officer cash bonus awards under the Company’s Executive Officer Incentive Plan (the “Incentive Plan”) for the 2006 fiscal year ending February 3, 2007.  The 2006 fiscal year performance criteria are earnings per share (40%), return on net assets (40%) and customer satisfaction (20%), the same three criteria that were used in determining cash bonus awards under the Incentive Plan with respect to the 2005 fiscal year ended January 28, 2006.  A copy of the Incentive Plan was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and is incorporated by reference herein.  The Compensation Committee also approved the target cash bonus award and maximum cash bonus award with respect to the 2006 fiscal year for the Company’s executive officers who are expected to be named in the summary compensation table of the Company’s proxy statement for the 2006 annual meeting of stockholders (the “Named Executive Officers”).  The potential cash bonus awards for the 2006 fiscal year are set forth in the table below and are expressed as a percentage of the actual base salary to be paid to the Named Executive Officer for the 2006 fiscal year.

On March 7, 2006, the Compensation Committee also authorized the payment of annual cash bonus awards for the 2005 fiscal year to the Company’s Named Executive Officers.  These annual cash bonus awards were earned pursuant to the Incentive Plan based upon the achievement of performance goals for the 2005 fiscal year and target and maximum bonus amounts determined by reference to the 2005 fiscal year base salaries paid, each of which was previously established by the Compensation Committee.  The following table also sets forth the 2005 fiscal year base salary paid, target cash bonus award, maximum cash bonus award and annual cash bonus for each of the Named Executive Officers.

	2005				2006
Name and Position	Base Salary Paid	Target Cash Bonus (% of Base Salary Paid)	Maximum Cash Bonus (% of Base Salary Paid)	Annual Cash Bonus	Base Salary		Target Cash Bonus (% of Base Salary Paid)	Maximum Cash Bonus (% of Base Salary Paid)
Ronald L. Sargent, Chairman & Chief Executive Officer	$1,033,000	125%	250%	$1,326,481	$1,073,300		125%	250%
John J. Mahoney, Vice Chairman & Chief Financial Officer	$590,883	60%	120%	$364,203	$650,000		75%	150%
Michael A. Miles, President & Chief Operating Officer	$578,517	60%	120%	$356,581	$650,000		75%	150%
Basil L. Anderson*	$504,433	60%	120%	$310,918	NA	*	NA *	NA *
Joseph G. Doody, President, North American Delivery	$485,192	50%	100%	$300,748	$504,200		60%	120%

*  Mr. Anderson served as Vice Chairman of the Company during the 2005 fiscal year and retired on March 1, 2006.

On March 13, 2006, the Company amended and restated its severance benefits agreements (the “Amended Severance Agreements”) with each of John J. Mahoney, the Vice Chairman and Chief Financial Officer of the Company, and Michael A. Miles, the President and Chief Operating Officer of the Company. The Amended Severance Agreements extend the continuation of base salary, bonus and other benefits in the event of a Qualified Termination (as defined in the Amended Severance Agreements) from 12 months to 18 months, remove provisions that reduced severance payments by a portion of third-party cash compensation, and make certain conforming changes. On March 10, 2006, the Company further amended and restated its Amended and Restated Severance Benefits Agreement with Ronald L. Sargent, the Chairman and Chief Executive Officer of the Company, to remove provisions that reduced severance payments by a portion of third-party cash compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2006	Staples, Inc.

	By:	/s/ Jack VanWoerkom
Jack VanWoerkom
Executive Vice President,
General Counsel and Secretary